UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 29, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 29, 2023, Ault Alliance, Inc., a Delaware corporation (the “Company”), was scheduled to hold its Annual Meeting of Stockholders (the “Meeting”) for its stockholders to vote on the following proposals (the “Proposals”): (i) the election of the seven (7) director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders; (ii) to ratify the appointment of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) to approve, pursuant to Rule 713(a) and (b)  of the NYSE American, the conversion of the Company’s 10% Senior Secured Convertible Note (the “Convertible Note”) in the principal amount of $17,519,832.00 into the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) as well as the exercise of the warrants to purchase such shares of Common Stock, each as issued pursuant to a Note Purchase Agreement dated October 13, 2023; (iv) to approve, pursuant to Rule 713(a) and (b) of the NYSE American, the conversion of the Company’s 50,000 shares of Series C convertible preferred stock into Common Stock, and warrants to purchase shares of Common Stock, for a total purchase price of up to $50,000,000.00, pursuant to a Securities Purchase Agreement dated November 6, 2023; (v) to approve, pursuant to Rule 713(a) of the NYSE American, the issuance by the Company of additional shares of Common Stock, in a registered direct offering, underlying the Company’s Convertible Note in the principal amount of $2.2 million issued pursuant to an Exchange Agreement dated September 27, 2023 (the “Exchange Agreement”), as well as the right granted to the counterparty in the Exchange Agreement to purchase a note substantially identical to the Convertible Note in an amount of up to $3,300,000; (vi) to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty-five at any time prior to December 28, 2024, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion.

As of November 22, 2023, the record date for the Meeting (the “Record Date”), the Company had 70,559,972 shares of Common Stock issued and outstanding, each entitled to vote.  In order to conduct the business of the Meeting, the Company required the presence, in person or by proxy, of a quorum consisting of a majority of the outstanding shares of stock entitled to vote as of the Record Date. There were, either in person or by proxy, the holders of 27,315,014 shares of Common Stock or approximately 38.71% of all of the shares entitled to vote at the Meeting. Because a quorum was not reached, no business was conducted and the Company adjourned the Meeting.

The Company shall seek approval for the Proposals at the adjourned annual meeting to be held on January 12, 2024 at 9:00 a.m. (Pacific Time). The record date of November 22, 2023 is still valid therefor.

Item 7.01	Regulation FD Disclosure

On December 29, 2023, the Company issued a press release announcing the adjournment of the Meeting, which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated December 29, 2023
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: December 29, 2023	/s/ Henry Nisser
Henry Nisser President and General Counsel